EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	Gary M. Small
Vice President of Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-9823
cscott@homesavings.com

United Community Financial Corp. Announces

Second Quarter Results

•	Net income for the second quarter of 2014 totaled $42.4 million which includes the recognition of $38.8 million of the tax benefit related to the reversal of the deferred tax asset valuation allowance

•	Strongest pretax quarter, adjusted for security gains, since March 2008

•	The quarter included a $923,000 charge as part of a cost reduction initiative designed to reduce annual costs on a go-forward basis by over $5.0 million

•	Annualized loan growth of 11% through the first two quarters of 2014

•	Tangible book value per share increased to $4.66 at June 30, 2014, from $3.76 at March 31, 2014

•	Declared a dividend of $0.01 per common share - first dividend since 2008

•	Initiated common stock repurchase effort during the second quarter

YOUNGSTOWN, Ohio (July 22, 2014) – United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported consolidated net income of $42.4 million (including the recognition of $38.8 million of income tax benefit from the reversal of a deferred tax asset valuation reserve) for the three months ended June 30, 2014. The Company also reported net income of $44.5 million (including the recognition of $38.7 million of income tax benefit from the reversal of a deferred tax asset valuation reserve) for the six months ended June 30, 2014.

Gary M. Small, President and Chief Executive Officer of United Community and Home Savings, commented that, “The second quarter results reflect solid core earnings progress for Home Savings. The growth in commercial loan commitments combined with meaningful cost reduction efforts across the organization are expected to fuel continued performance improvement in future quarters.”

Net Interest Income and Margin

Net interest income was $12.7 million in the second quarter of 2014 compared to $12.6 million in second quarter of 2013. Net interest margin increased from 2.93% during the second quarter of 2013 to 3.09% in the second quarter of 2014. The increase in net interest margin over the last year is reflective of the migration of lower interest earning assets into loans outstanding. The yield on earning assets was 3.83% for the second quarter of 2014 compared to 3.71% for the second quarter of 2013 and average loan balances increased $52.9 million over this same period.

Net interest income for the six months ended June 30, 2014, was $25.3 million compared to $25.6 million for the six months ended June 30, 2013. The net interest margin was 3.08% for the six months ended June 30, 2014 compared to 2.97% for the six months ended June 30, 2013. The yield on interest-earning assets increased from 3.77% to 3.83% during this period while the cost of interest-bearing liabilities decreased four basis points during the period to 0.92%

Noninterest Income

Noninterest income decreased in the second quarter of 2014 to $3.4 million, as compared to noninterest income for the second quarter of 2013 of $6.4 million. Security gains of approximately $1.9 million were recognized in the second quarter of 2013. Additionally, mortgage banking income declined $1.1 million. Offsetting these declines was a reduction in losses incurred on the resolution of real estate owned of $1.1 million.

In the first half of 2014, noninterest income was $6.7 million, compared to $12.1 million in the first half of 2013. Security gains of approximately $2.6 million were recognized in the first half of 2013. Additionally, mortgage banking income declined $2.1 million.

Noninterest Expense

During the second quarter of 2014, Home Savings incurred a $923,000 charge related to cost reduction initiatives. The Company anticipates a savings of approximately $5.0 million annualized on a go-forward basis or approximately 9.0% of annualized noninterest expenses as a result of this initiative.

In spite of Home Savings incurring a $923,000 restructure charge in the second quarter of 2014, noninterest expense improved $143,000 to $14.2 million when compared to the second quarter of 2013.

In the second quarter of 2014, salaries and employee benefits were approximately $1.2 million higher, primarily due to the above mentioned cost reduction initiative. These increases were offset by a decline in most other expense categories.

Noninterest expense declined to $27.8 million in the first half of 2014 compared to $28.2 million in the first half of 2013. Similarly to the quarterly comparison, the first six months of 2014 included the accrual of restructuring charges previously mentioned. Franchise/financial institutions tax, FDIC insurance premiums and other expenses were also lower in the first six months of 2014.

Asset Quality

Asset quality continued to improve as delinquent loans declined through the second quarter of 2014. As of June 30, 2014, delinquent loans were $20.2 million, down $3.6 million, or 15.2%, from $23.8 million at December 31, 2013. Nonperforming loans also continued to decline, which as of June 30, 2014 were $20.3 million, down $3.3 million, or 13.9%, from $23.6 million at December 31, 2013. Nonperforming assets were $24.9 million as of June 30, 2014, down $5.1 million, or 16.9%, from $29.9 million at December 31, 2013. The allowance for loan loss as a percentage of total loans was 1.65% at June 30, 2014, as compared with 2.01% at December 31, 2013.

The provision for loan losses decreased $2.7 million in the second quarter of 2014, compared to the second quarter of 2013. The provision for loan losses also decreased $4.8 million in the first six months of 2014, compared to the first six months of 2013. During the second quarter of 2014, a large commercial real estate loan paid off, releasing approximately $748,000 in reserves. In addition, Home Savings individually analyzed a large portion of impaired mortgage and home equity loans in 2014. Many of these loans were deemed to have adequate collateral to cover any potential future losses allowing for the release of reserves. Finally, as a result of continued improvement in asset quality and a decline in loan loss history, Home Savings has adjusted historical and environmental factors resulting in a decrease in reserves.

Deferred Tax Asset Valuation

At the end of 2010, the Company established a deferred tax asset (“DTA”) valuation allowance. In the course of its periodic assessment of its DTA position, the Company was able to reverse this valuation allowance in the second quarter of 2014. The Company has determined that it is more likely than not it will be able to fully realize its net deferred tax asset, including its tax loss carryforward. This action resulted in the recognition of a $38.8 million income tax benefit during the current year. As a result of this reversal, tangible book value increased $0.77 cents per share to $4.66.

Small continued, “Thanks to a steady stream of positive quarterly earnings, we are in a position to reflect the value of the tax asset on the balance sheet. The Company’s book value better reflects the value of the organization.”

Capital and Book Value per Common Share

The Board of Directors declared a quarterly cash dividend of $0.01 per common share payable August 15, 2014 to shareholders of record at the close of business August 1, 2014.

In addition, as part of the Company’s capital management strategies of maximizing shareholder value and returns, during the second quarter, the Company reinstated its share repurchase program to take advantage of the favorable market conditions.

Small added, “The dividend reflects a conservative payout ratio of normalized annual earnings. Investors can expect prudent capital management designed to deliver the best return for our shareholders.”

Home Savings is a wholly-owned subsidiary of the Company and operates 33 full-service banking offices and nine loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30,	December 31,
	2014	2013
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$27,363	$20,937
Federal funds sold	16,227	56,394

Total cash and cash equivalents	43,590	77,331
Securities:
Available for sale, at fair value	516,637	511,006
Loans held for sale	9,290	4,838
Loans, net of allowance for loan losses of $18,264 and $21,116	1,086,771	1,029,192
Federal Home Loan Bank stock, at cost	18,068	26,464
Premises and equipment, net	20,391	20,924
Accrued interest receivable	5,762	5,694
Real estate owned and other repossessed assets	4,548	6,341
Core deposit intangible	117	152
Cash surrender value of life insurance	45,684	44,972
Other assets	39,081	10,936

Total assets	$1,789,939	$1,737,850

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,190,063	$1,221,162
Non-interest bearing	185,411	170,590

Total deposits	1,375,474	1,391,752
Borrowed funds:
Federal Home Loan Bank advances	65,000	50,000
Repurchase agreements and other	90,567	90,578

Total borrowed funds	155,567	140,578
Advance payments by borrowers for taxes and insurance	12,708	20,060
Accrued interest payable	573	550
Accrued expenses and other liabilities	10,568	9,836

Total liabilities	1,554,890	1,562,776

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 50,452,083 and 50,339,089 shares, respectively, outstanding	174,176	174,719
Retained earnings	123,893	81,515
Accumulated other comprehensive loss	(25,901)	(41,665)
Treasury stock, at cost, 3,686,827 and 3,799,821 shares, respectively	(37,119)	(39,495)

Total shareholders’ equity	235,049	175,074

Total liabilities and shareholders’ equity	$1,789,939	$1,737,850

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Interest income
Loans	$12,361	$12,122	$12,207	$24,483	$24,834
Loans held for sale	74	49	78	123	167
Securities:
Available for sale	3,125	3,241	3,384	6,366	6,812
Federal Home Loan Bank stock dividends	230	267	277	497	560
Other interest earning assets	21	26	41	47	50

Total interest income	15,811	15,705	15,987	31,516	32,423
Interest expense
Deposits	1,627	1,677	1,909	3,304	3,996
Federal Home Loan Bank advances	524	518	524	1,042	1,047
Repurchase agreements and other	919	908	918	1,827	1,827

Total interest expense	3,070	3,103	3,351	6,173	6,870

Net interest income	12,741	12,602	12,636	25,343	25,553
Provision for loan losses	(1,614)	33	1,113	(1,581)	3,177

Net interest income after provision for loan losses	14,355	12,569	11,523	26,924	22,376

Non-interest income
Non-deposit investment income	407	341	373	748	914
Service fees and other charges
Mortgage servicing fees	686	689	698	1,375	1,402
Deposit related fees	1,331	1,198	1,334	2,529	2,594
Mortgage servicing rights valuation	(5)	(1)	211	(6)	646
Mortgage servicing rights amortization	(432)	(392)	(570)	(824)	(1,230)
Other service fees	—	—	18	—	61
Net gains (losses):
Securities available for sale	31	3	1,857	34	2,578
Mortgage banking income	312	612	1,389	924	3,032
Real estate owned and other repossessed assets charges, net	(42)	(383)	(1,140)	(425)	(1,571)
Card fees	852	772	1,179	1,624	1,913
Other income	298	385	1,035	683	1,738

Total non-interest income	3,438	3,224	6,384	6,662	12,077

Non-interest expense
Salaries and employee benefits	8,282	7,580	7,132	15,862	14,005
Occupancy	815	933	851	1,748	1,673
Equipment and data processing	1,963	1,798	1,782	3,761	3,542
Franchise tax	198	198	400	396	831
Advertising	247	189	281	436	420
Amortization of core deposit intangible	16	19	23	35	46
Deposit insurance premiums	327	253	603	580	1,157
Other insurance premiums	135	137	175	272	351
Professional fees
Legal and consulting fees	177	161	(43)	338	149
Other professional fees	617	392	917	1,009	1,133
Real estate owned and other repossessed asset expenses	137	213	293	350	786
Other expenses	1,312	1,670	1,954	2,982	4,139

Total non-interest expenses	14,226	13,543	14,368	27,769	28,232

Income before income taxes	3,567	2,250	3,539	5,817	6,221
Income tax expense (benefit)	(38,837)	156	150	(38,681)	150

Net income	42,404	2,094	3,389	44,498	6,071
Amortization of discount on preferred stock	—	—	5,930	—	6,751

Earnings available to common shareholders	$42,404	$2,094	$(2,541)	$44,498	$(680)

Earnings per common share
Basic	$0.84	$0.04	$(0.06)	$0.88	$(0.02)
Diluted	0.84	0.04	(0.06)	0.88	(0.02)

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$1,789,939	$1,749,144	$1,737,850	$1,756,202	$1,787,071
Total loans, net	1,086,771	1,060,901	1,029,192	1,009,029	1,008,843
Total securities	516,637	517,388	511,006	542,811	555,188
Total deposits	1,375,474	1,398,067	1,391,752	1,410,610	1,433,815
Total shareholders’ equity	235,049	189,829	175,074	183,322	183,759
Net interest income	12,741	12,602	13,074	12,704	12,636
Provision for loan losses	(1,614)	33	282	657	1,113
Noninterest income	3,438	3,224	4,124	3,548	6,384
Noninterest expense	14,226	13,543	14,977	13,528	14,368
Income tax expense (benefit)	(38,837)	156	(300)	350	150
Net income	42,404	2,094	2,239	1,717	3,389
Share Data
Basic earnings (loss) per common share	$0.84	$0.04	$0.04	$0.03	$(0.06)
Diluted earnings (loss) per common share	0.84	0.04	0.04	0.03	(0.06)
Book value per common share	4.66	3.76	3.48	3.65	3.66
Tangible book value per common share	4.66	3.76	3.47	3.65	3.66
Market value per common share	4.13	3.92	3.57	3.89	4.65
Common shares outstanding at end of period	50,452	50,422	50,339	50,225	50,189
Weighted average shares outstanding—basic	50,274	50,196	50,114	50,110	43,160
Weighted average shares outstanding—diluted	50,495	50,451	50,360	50,382	43,160
Key Ratios
Return on average assets (1)	9.67%	0.48%	0.51%	0.39%	0.74%
Return on average equity (2)	84.84%	4.52%	4.82%	3.75%	6.46%
Net interest margin	3.09%	3.07%	3.17%	3.04%	2.93%
Efficiency ratio	87.77%	83.45%	85.89%	81.14%	78.38%
Nonperforming loans to total loans, end of period	1.87%	2.17%	2.29%	2.72%	2.88%
Nonperforming assets to total assets, end of period	1.39%	1.58%	1.72%	2.10%	2.26%
Allowance for loan loss as a percent of loans, end of period	1.65%	1.90%	2.01%	2.04%	1.85%
Delinquent loans to total loans, end of period	1.86%	2.07%	2.32%	2.77%	3.38%

(1)	Net income divided by average total assets
(2)	Net income divided by average total equity

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
				(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$645,211	$610,879	$585,025	$575,791	$572,575
Multi-family residential*	52,938	54,233	54,485	55,696	62,559
Nonresidential*	122,066	125,796	131,251	127,699	120,586
Land*	9,635	9,829	9,683	9,546	9,821
Construction Loans
One-to four-family residential and land development	51,974	55,082	53,349	38,932	32,512
Multi-family and nonresidential*	1,010	207	—	—	4,584

Total real estate loans	882,834	856,026	833,793	807,664	802,637
Consumer Loans	182,027	184,409	189,231	194,383	199,634
Commercial Loans	39,127	40,013	26,141	26,888	24,526

Total Loans	1,103,988	1,080,448	1,049,165	1,028,935	1,026,797
Less:
Allowance for loan losses	18,264	20,554	21,116	21,032	19,037
Deferred loan costs, net	(1,047)	(1,007)	(1,143)	(1,126)	(1,083)

Total	17,217	19,547	19,973	19,906	17,954

Loans, net	$1,086,771	$1,060,901	$1,029,192	$1,009,029	$1,008,843

* Categories are considered commercial real estate

	At or for the quarters ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
				(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$133,999	$136,031	$132,751	$134,766	$135,228
Non-interest bearing checking accounts	185,411	185,620	170,590	167,167	165,224

Total checking accounts	319,410	321,651	303,341	301,933	300,452
Savings accounts	277,404	278,906	267,515	267,062	272,991
Money market accounts	326,738	329,163	328,625	331,449	334,242

Total non-time deposits	923,552	929,720	899,481	900,444	907,685
Retail certificates of deposit	451,922	468,347	492,271	510,166	526,130

Total certificates of deposit	451,922	468,347	492,271	510,166	526,130

Total deposits	$1,375,474	$1,398,067	$1,391,752	$1,410,610	$1,433,815

Certificates of deposit as a percent of total deposits	32.86%	33.50%	35.37%	36.17%	36.69%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
				(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$20,554	$21,116	$21,032	$19,037	$21,827
Provision	(1,614)	33	282	657	1,113
Net (chargeoffs) recoveries	(676)	(595)	(198)	1,338	(3,903)

Ending balance	$18,264	$20,554	$21,116	$21,032	$19,037

Net (Charge-offs) Recoveries
Real Estate Loans
One-to four-family	$(181)	$(163)	$42	$(201)	$(487)
Multi-family	(135)	(5)	—	13	(113)
Nonresidential	56	(252)	(29)	(381)	(1,288)
Land	—	—	12	10	(1,639)
Construction Loans
One-to four-family residential and land development	(330)	(79)	451	1,876	(108)
Multi-family and nonresidential	—	—	(620)	—	4

Total real estate loans	(590)	(499)	(144)	1,317	(3,631)
Consumer Loans	(304)	(233)	(193)	(143)	(387)
Commercial Loans	218	137	139	164	115

Total	$(676)	$(595)	$(198)	$1,338	$(3,903)

	At or for the quarters ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
				(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four-family residential	$5,380	$6,133	$6,356	$6,127	$4,993
Multi-family residential	133	1,158	641	705	727
Nonresidential	4,902	5,033	5,560	8,963	10,429
Land	532	532	496	628	656
Construction Loans
One-to four-family residential and land development	2,553	2,884	3,084	3,320	4,385

Total real estate loans	13,500	15,740	16,137	19,743	21,190
Consumer Loans	2,663	3,089	3,293	3,564	3,459
Commercial Loans	4,151	4,155	4,158	4,177	4,453

Total Loans	$20,314	$22,984	$23,588	$27,484	$29,102

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$16,636	$18,708	$20,188	$20,946	$22,487
Past due 90 days and still accruing	—	—	45	3,413	3,501

Past due 90 days	16,636	18,708	20,233	24,359	25,988
Past due less than 90 days and on nonaccrual	3,678	4,276	3,355	3,125	3,114

Total Nonperforming Loans	20,314	22,984	23,588	27,484	29,102
Other real estate owned	4,546	4,700	6,318	9,276	11,203
Repossessed assets	2	—	23	39	156

Total Nonperforming Assets	$24,862	$27,684	$29,929	$36,799	$40,461

Total Troubled Debt Restructured Loans
Accruing	$25,905	$26,614	$26,577	$26,629	$25,165
Nonaccruing	4,328	4,724	4,941	5,474	5,455

Total	$30,233	$31,338	$31,518	$32,103	$30,620